                               SUBLEASE AGREEMENT

        THIS SUBLEASE AGREEMENT, made and entered into this 9th day of December, 1998, by and between Maritz Inc., a Missouri corporation (hereinafter referred to as "Sublessor") and Pro Business Services, Inc., a Delaware corporation (hereinafter referred to as "Sublessee"):

        WITNESSETH:

        WHEREAS, Claremont - Bridgewater Associates, L.P. (hereinafter referred to as "Landlord") and Sublessor entered into that certain Lease dated February 1, 1991 as amended by a First Amendment of Lease dated August 31, 1995, (hereinafter referred to as "Lease"); attached hereto and incorporated herein as Exhibit "A", leasing certain space therein described.

        NOW, THEREFORE, for and in consideration of the mutual covenants set forth below, it is hereby agreed as follows:

1. Sublessor hereby subleases to Sublessee that certain space in Landlord's building containing approximately 8,342 square feet of space, located at 440 Route 22 East, Suite 102, Bridgewater, New Jersey, as more specifically described in said Exhibit "B" (hereinafter referred to as the "Premises").

2. The term of this Sublease shall commence on the 10th day of January, 1999 (or upon delivery of possession of the Premises to Sublessee, if earlier) and shall expire on the 30th day of April, 2001.

3. During the term of this Sublease, Sublessee shall pay to Sublessor, as gross Rent, the sum of Thirteen Thousand Nine Hundred Three and 33/100 ($13,903.33) Dollars per month. Rent for any partial month shall be prorated. Sublessee shall pay such rents in the times and manner set forth in said Lease. Notwithstanding the above, Rent for the first fourteen (14) days of the Sublease term shall be abated, such that Rent shall commence on the fifteenth day of the term. The Rent payment for the period of January 24, 1999 to January 31, 1999 will be deposited with the Sublessor upon execution of this Sublease Agreement by the Subtenant.

4. Sublessee acknowledges that neither Landlord nor Sublessor has made any representations or warranties to Sublessee with respect to the Premises; and that Sublessee accepts the Premises in its present "AS IS" condition.

5. Sublessee agrees to timely perform and be bound by all of the terms, covenants, conditions, obligations and agreements set forth in said Lease; and that Sublessee shall assume full liability for its failure to so perform. All of the terms and conditions of the Lease are incorporated herein as terms and conditions of this Sublease and shall bind and inure to the benefit of Sublessee and Sublessor (with each reference therein to Landlord, Tenant and Premises to be deemed to refer to Sublessor, Sublessee, and Premises respectively), excepting only the following Sections of the Lease:

    Third paragraph on page 1, regarding Minimum Rent
    Sections 36.4, 36.5, 36.6, 36.7, 36.8, 36.9, 37, 46, 64, Exhibit B

6. Sublessee's right to assign or sublease its interest in this Sublease shall be as provided in Sections 11 and 48 of the Lease.

7. All notices that are required to be given hereunder, shall be in writing and delivered by United States registered or certified mail, postage prepaid, addressed to the parties hereto at this respective addresses below.

    SUBLESSOR:                                   SUBLESSEE:
    Real Estate Department                       ProBusiness Services, Inc.

    Maritz Inc.                                  Attn: Terri Berg, Real Estate Department

    1375 North Highway Drive                     4125 Hopyard Road

    Fenton, Missouri 63099                       Pleasanton, CA 94588


8. The parties warrant that they have dealt with no broker or person in connection with this transaction other than The Garibaldi Group and CB Richard Ellis, Inc.; and they shall hold the other and the Landlord harmless for any claims made by any other brokers claiming through them. This provision shall survive the termination of this Sublease. Sublessor shall pay any brokerage commissions or fees owing to The Garibaldi Group and CB Richard Ellis, Inc. in connection with this transaction and Sublessee shall have no liability therefor.

9. The Sublessee shall pay to the Sublessor on the execution of this sublease the sum of Thirteen Thousand Nine Hundred Three and 33/100 ($13,903.33) as a deposit to the Sublessor to stand as security for the payment by the Sublessee of any and all present and future debts and liabilities of the Sublessee to the Sublessor land for the performance by the Sublessee of all its obligations arising under or in connection with this Sublease. The Sublessor shall repay the security deposit to the Sublessee without interest at the end of the Sublease term, provided all rent due has been paid and the Premises are vacated in as good condition as received at the commencement of the Sublease, ordinary wear and tear accepted.

10. This Sublease shall be subject to the approval of Landlord, pursuant to a written letter of consent. Sublessor shall use all reasonable efforts to obtain Landlord's approval of this Sublease as soon as possible following execution of this Sublease, but in no event later than December 31, 1998. In the event that Landlord's approval as stated herein is not obtained by December 31, 1998, then either party may, by written notice to the other, terminate this Sublease, and each party shall be relieved of any further obligation to the other with respect to this Sublease. Any prepaid rent and security deposit paid by Sublessee shall be returned to Sublessee in such case.

11. Sublessor hereby agrees that it will continue to pay rent to Landlord in accordance with the terms of the Lease, and to otherwise comply with the terms and conditions thereof. In the event Sublessor fails to pay when due rent or any other sum of money required to be paid under the Lease, Sublessee may pay the same to Landlord and deduct and offset the amount of such payment from any rent or other sums of money owing to Sublessor under the terms of the Sublease.

12. Sublessor represents, warrants and covenants that Sublessor has disclosed to Sublessee any and all defects, Hazardous Materials or damages in or to the Premises actually known to Sublessor, without inquiry, as of the date of this Sublease. Sublessor represents that to the best of its knowledge, as of the date of this Sublease, the Premises are free of Hazardous Materials. Sublessor shall indemnify Sublessee for the presence of any Hazardous Materials in, on, under or about the Sublease Premises which result form Sublessor's use, storage or disposal of Hazardous Materials in, on or about the Premises.

13. Sublessor shall remove its name from all locations in the Building (and repair any damage caused by such removal) prior to the Commencement Date. Sublessee will have the use of all sign locations previously utilized by Sublessor.

14. Notwithstanding anything in this Sublease or the Lease to the contrary, Sublessee shall not be responsible for or indemnify Sublessor or Landlord for, any loss of or damage or injury caused by Sublessor's breach of its obligations under the Lease.

    WHEREFORE, Sublessor and Sublessee have respectively signed and sealed this Sublease the day and year first above written.

                                    SUBLESSEE:

                                    Pro-Business Services, Inc.
                                    By: /s/ Terri Berg
                                        --------------------------------------
                                    Print Name: Terri Berg
                                                ------------------------------
                                    Title: MP Corp Services
                                           -----------------------------------


                                    Sublessor:

                                    Maritz Inc.
                                    By: Thomas J. Crank
                                        --------------------------------------
                                    Print Name: Thomas J. Crank
                                                ------------------------------
                                    Title: Vice President
                                           Corporate Real Estate
                                           -----------------------------------

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